Exhibit 3.2

RESTATED CERTIFICATE OF INCORPORATION

OF

CITIZENS FINANCIAL GROUP, INC.
Pursuant to the provisions of §245 of the
General Corporation Law of the State of Delaware
FIRST: The present name of the corporation is Citizens Financial Group, Inc. (the “Corporation”). The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 21, 1984 under the name Citizens Financial Group, Inc.
SECOND: This Restated Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware and only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented. There is no discrepancy between the provisions of this Restated Certificate of Incorporation and the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented.
The text of the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is hereby restated and integrated without further amendments or changes to read in its entirety as follows:
ARTICLE 1
NAME
Section 1.01. Name. The name of the corporation is Citizens Financial Group, Inc. (the “Corporation”).
ARTICLE 2
REGISTERED OFFICE AND AGENT
Section 2.01. Address and Name. The address of its registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE 3
PURPOSE AND POWERS
Section 3.01. Purpose and Powers. The purpose for which the Corporation is organized is to act as a bank holding company, to act as a savings and loan holding company, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).
ARTICLE 4
CAPITAL STOCK
Section 4.01. Authorized Shares.
(a) Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,100,000,000, consisting of 1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 100,000,000 shares of Preferred Stock, par value $25.00 per share (the “Preferred Stock”).
(b) Preferred Stock. The Board of Directors is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any class or series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemptions, redemption prices and liquidation preferences with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.
Section 4.02. Voting Rights. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to Delaware Law.
Except as otherwise required by law, holders of any class or series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designations relating to such series of Preferred Stock).
Section 4.03. Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property of the Corporation or shares of stock of the Corporation, such dividends and other distributions may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine.

Section 4.04. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.
Section 4.05.    Preferred Stock Designations. Preferred Stock designations approved by the Board of Directors pursuant to Section 4.01(b) hereto as of the date of this Certificate of Incorporation are attached hereto as “6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B” (attached as Exhibit A), “6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C” (attached as Exhibit B), “5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E” (attached as Exhibit C), “5.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F” (attached as Exhibit D), and “4.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series G” (attached as Exhibit E), and “7.375% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series H” (attached as Exhibit F).

ARTICLE 5
BYLAWS
Section 5.01. Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”).
ARTICLE 6
BOARD OF DIRECTORS
Section 6.01. Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.
Section 6.02. Number of Directors. The number of directors that shall constitute the Board of Directors shall, as of the Effective Time, consist of not less than five nor more than twenty-five persons. The exact number of directors that shall constitute the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board of Directors.
Section 6.03. Election of Directors. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws so provide.
Section 6.04 Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until the next election of directors.

Section 6.05. Removal. Any director may be removed, with or without cause, by an affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
Section 6.06. Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions adopted by the Board of Directors pursuant to Section 4.01 hereto, and such directors so elected shall not be subject to the provisions of this Article 6 unless otherwise provided therein.
ARTICLE 7
MEETINGS OF STOCKHOLDERS
Section 7.01. Annual Meetings. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall determine.
Section 7.02. Special Meetings. Special meetings of the stockholders may be called by or at the direction of the chairman of the Board of Directors, the chief executive officer of the Corporation or the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors, or by the Secretary upon written request by record stockholders owning at least twenty five (25) percent of the voting power of all outstanding shares of common stock of the Corporation as determined pursuant to the Bylaws and who otherwise comply with such other requirements and procedures set forth in the Bylaws, as now or hereinafter in effect. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Section 4.01 hereto, special meetings of holders of such Preferred Stock.
Section 7.03. Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be effected only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, as amended from time to time, and this Article 7 and may not be taken by written consent of stockholders without a meeting. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Section 4.01 hereto, take action by written consent.

ARTICLE 8
INDEMNIFICATION
Section 8.01. Limited Liability. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law. Neither the amendment nor the repeal of this Article 8 shall eliminate or reduce the effect thereof in respect of any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment or repeal.
Section 8.02. Right to Indemnification.
(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article 8 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law.
(b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.
Section 8.03. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.
Section 8.04. Nonexclusivity of Rights. The rights and authority conferred in this Article 8 shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.
Section 8.05 Preservation of Rights. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

ARTICLE 9
SEVERABILITY
Section 9.01. Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.
ARTICLE 10
FORUM
Section 10.01. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law or regulation, including the rules of any exchange on which the Company’s securities are listed, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware Law, this Certificate of Incorporation (as it may be amended or restated) or the Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 10.
ARTICLE 11
AMENDMENTS
Section 11.01. Amendments. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 8th day of July, 2024.

CITIZENS FINANCIAL GROUP, INC.
By:	/s/ Robin S. Elkowitz
Name: Robin S. Elkowitz
Title: Executive Vice President, Deputy General Counsel and Secretary

Exhibits to this Restated Certificate of Incorporation of Citizens Financial Group, Inc.

EXHIBIT A:    Preferred Stock Series B - Certificate of Designations
EXHIBIT B:    Preferred Stock Series C - Certificate of Designations
EXHIBIT C:    Preferred Stock Series E - Certificate of Designations
EXHIBIT D:    Preferred Stock Series F - Certificate of Designations
EXHIBIT E:    Preferred Stock Series G - Certificate of Designations
EXHIBIT F:    Preferred Stock Series H - Certificate of Designations

EXHIBIT A

CERTIFICATE OF DESIGNATIONS
OF
6.000% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B
OF
CITIZENS FINANCIAL GROUP, INC.
Pursuant to Section 151 of the
Delaware General Corporation Law

Citizens Financial Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
In accordance with the resolutions of the Board of Directors of the Corporation (the “Board of Directors”), adopted at a meeting duly called and held on April 26, 2018 the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and applicable law, a Pricing Committee of the Board of Directors, at a meeting duly called and held on May 21, 2018, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B”:
“RESOLVED, that pursuant to the resolutions of the Board of Directors adopted at a meeting duly called and held on April 26, 2018, the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the Pricing Committee hereby establishes a series of Preferred Stock, par value $25.00 per share, of the Corporation and fixes and determines the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preference thereof as follows:
Section 1.    Designation. The distinctive serial designation of such series is “6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B” (“Series B”). Each share of Series B shall be identical in all respects to every other share of Series B, except that shares of Series B issued after May 24, 2018 (the “Original Issue Date”) may only be issued on a Dividend Payment Date and only if they are fungible with the shares of Series B issued on the Original Issue Date for tax purposes, and shall accrue dividends from the date they are issued.
Section 2.    Number of Authorized Shares. The number of authorized shares of Series B shall initially be 300,000. Such number may from time to time be increased

(but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series B then outstanding) by the Board of Directors. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series B.
Section 3.    Definitions. As used herein with respect to Series B:
(a)    “Adjustments” has the meaning set forth in the definition of “Three-Month LIBOR.”
(b)    “Alternative Rate” has the meaning set forth in the definition of “Three-Month LIBOR.”
(c)    “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.
(d)    “Bloomberg BBAM1” has the meaning set forth in the definition of “Three-Month LIBOR.”
(e)    “Board of Directors” has the meaning set forth in the Preamble.
(f)    “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
(g)    “Calculation Agent” means, at any time, the person or entity (which may be the Corporation or an affiliate of the Corporation) appointed by the Corporation and serving as calculation agent with respect to the Series B at such time (including any successor to such person or entity). The Bank of New York Mellon will be the calculation agent for the Series B as of the Original Issue Date.
(h)    “Certificate of Designations” means this Certificate of Designations relating to the Series B, as it may be amended or supplemented from time to time.
(i)    “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations..
(j)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(k)    “Corporation” has the meaning set forth in the Preamble.

(l)    “Dividend Determination Date” means, with respect to a Dividend Period during the Floating Rate Period, the second London Banking Day prior to the beginning of such Dividend Period.
(m)    “Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with Series B in the payment of current dividends, including the Series A.
(n)    “Dividend Payment Date” has the meaning set forth in Section 4(a).
(o)    “Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on and include the Original Issue Date of the Series B) and continuing to but not including the next succeeding Dividend Payment Date.
(p)    “Fixed Rate Period” means the period commencing on and including the Original Issue Date and continuing to, but excluding, the Dividend Payment Date on July 6, 2023.
(q)    “Floating Rate Period” means the period commencing on and including the Dividend Payment Date on July 6, 2023 and continuing to, but excluding, the first date, if any, as of which all shares of Series B have been redeemed.
(r)    “Junior Stock” means any class or series of stock of the Corporation (including the Common Stock) that ranks junior to the Series B in the payment of dividends or in the distribution of assets on liquidation, dissolution or winding up of the Corporation.
(s)    “Junior Stock Sinking Fund Payment” has the meaning set forth in Section 4(e).
(t)    “Liquidation Preference” has the meaning set forth in Section 5.
(u)    “Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with Series B in the distribution of assets on liquidation, dissolution or winding up of the Corporation, including the Series A.
(v)    “London Banking Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
(w)    “Nonpayment” has the meaning set forth in Section 7(b).
(x)    “Original Issue Date” has the meaning set forth in Section 1.
(y)    “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(z)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series B, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series B, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series B, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of $1,000 per share of Series B then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series B is outstanding.
(aa)    “Series A” means the Corporation’s 5.500% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A.
(bb)    “Series B” has the meaning set forth in Section 1.
(cc)    “Stated Amount” means, in respect of Series B, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).
(dd)    “Three-Month LIBOR” means, for each Dividend Determination Date related to the Floating Rate Period, the rate determined by the Calculation Agent as follows:
(i)    The rate for deposits in U.S. dollars having an index maturity of three months as such rate is displayed on Bloomberg on page BBAM1 (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars) (“Bloomberg BBAM1”) as of 11:00 a.m., London time, on such Dividend Determination Date. If no such rate so appears, three-month LIBOR on such Dividend Determination Date will be determined in accordance with provision described in clause (ii) or (iii) below.

(ii)    With respect to a Dividend Determination Date on which no rate is displayed on Bloomberg BBAM1 as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters for the offering of the Series B) in the London interbank market, as selected by the Corporation, and identified to the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having an index maturity of three months, commencing on the first day of the related Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Dividend Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then Three-Month LIBOR on such Dividend Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then Three-Month LIBOR on such Dividend Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in New York City, on such Dividend Determination Date by three major banks (which may include affiliates of the underwriters for the offering of the Series B) in New York City selected by the Corporation, and identified to the Calculation Agent, for loans in U.S. dollars to leading European banks, having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Corporation are not quoting as mentioned in this sentence, but Three-Month LIBOR has not been determined to have been permanently discontinued as provided in clause (iii) below, Three-Month LIBOR determined as of a Dividend Determination Date shall be three-month LIBOR in effect on such Dividend Determination Date or, in the case of the first Dividend Period in the Floating Rate Period, the most recent Three-Month LIBOR that can be determined.
(iii)    Notwithstanding clauses (i) and (ii) above, if the Corporation or the Calculation Agent, in consultation with the Corporation, determines that Three-Month LIBOR has been permanently discontinued, the Calculation Agent will be directed to use, as a substitute for Three-Month LIBOR and for each future Dividend Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the Calculation Agent will, after consultation with and direction from the Corporation, make such adjustments (“Adjustments”) to the alternative rate or the spread thereon, as well as the business day convention, Dividend Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such alternative rate for dividend rates on preferred stock such as the Series B. Notwithstanding the foregoing, if the Calculation Agent determines, following consultation with and direction from the Corporation, that there is no clear market consensus as to whether any rate has replaced Three-Month LIBOR in customary market usage, the Corporation will appoint, in its sole discretion, a new Calculation Agent, who may be the Corporation or its affiliate, to replace the then-current Calculation Agent, solely in its role as Calculation Agent in respect of the Series B, to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on the Corporation, the Transfer Agent, the registrar and the holders. If, however, such new Calculation Agent determines that Three-Month LIBOR has been discontinued, but for any reason an Alternative Rate cannot be determined, Three-Month LIBOR will be equal to such rate on the Dividend Determination Date when Three-Month LIBOR was last available on the Bloomberg BBAM1 page, as determined by such new Calculation Agent.
The establishment of Three-Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.
(ee)    “Transfer Agent” means the transfer agent with respect to the Series B, which shall be Computershare Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.
(ff)    “Voting Preferred Stock” means any other class or series of preferred stock of the Corporation ranking equally with the Series B as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable, including the Series A. Whether a plurality, majority or other portion of the shares of Series B and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the Stated Amounts of the shares voted.
Section 4.    Dividends.
(a)    Rate. Holders of Series B shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), but only out of funds legally available therefor, non-cumulative cash dividends as follows:
(i)    for each Dividend Period during the Fixed Rate Period, at an annual rate of 6.000% of the Stated Amount per share, payable semi-annually in arrears on January 6 and July 6 each year, beginning on January 6, 2019 and ending on July 6, 2023; and
(ii)    for each Dividend Period during the Floating Rate Period, at an annual rate equal to Three-Month LIBOR for such Dividend Period plus a spread of 3.003% applied to the Stated Amount per share, payable quarterly in arrears on January 6, April 6, July 6 and October 6 of each year, beginning on October 6, 2023.

Each date on which dividends are payable pursuant to the foregoing clauses (i) and (ii), subject to adjustment as provided below, is a “Dividend Payment Date”, and dividends for each Dividend Payment Date are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, in each case to holders of record on the 15th calendar day before such Dividend Payment Date or such other record date not more than 30 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series B.
(b)    Business Day Convention. If a day on or before the July 6, 2023 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the shares of Series B, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of Series B). If a day after July 6, 2023 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends on the shares of Series B, when, as and if declared, will be paid on such next succeeding Business Day, unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day.
(c)    Dividend Computation. The amount of the dividend per share of Series B for each Dividend Period (or portion thereof) in the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend per share of Series B for each Dividend Period (or portion thereof) in the Floating Rate Period will be calculated based on the actual number of days in the Dividend Period and a 360-day year.
(d)    Dividends Non-cumulative. Dividends on shares of Series B shall not be cumulative. Holders of Series B shall not be entitled to receive any dividends not declared by the Board of Directors (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Holders of the Series B shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series B as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).
(e)    Priority of Dividends and Redemption and Repurchase of Junior Stock. So long as any share of Series B remains outstanding, unless dividends on all outstanding shares of Series B for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any Junior Stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of Junior Stock (a “Junior Stock Sinking Fund Payment”), and (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:
(i)    any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock as a result of (x) a reclassification of Junior Stock for or into other Junior Stock, (y) the exchange or conversion of one share of Junior Stock for or into other Junior Stock or another share of Junior Stock or (z) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;
(ii)    any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(iii)    repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (y) a dividend reinvestment or stockholder stock purchase plan;
(iv)    any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or
(v)    any dividend paid on Junior Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock.
This subsection (e) shall not restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.
If the Board of Directors (or a duly authorized committee of the Board of Directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Series B, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series B or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series B and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series B and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series B or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of the immediately preceding sentence the Board of Directors (or a duly authorized committee of the Board of Directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series B for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series B.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any funds legally available therefor, and the shares of Series B shall not be entitled to participate in any such dividend.
Section 5.    Liquidation Rights.
(a)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series B will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without regard to any undeclared dividends) (the “Liquidation Preference”).
(b)    Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series B and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series B and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series B and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series B means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.
(c)    Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series B and all holders of any Liquidation Preference Parity Stock, the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series B receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption. The Series B is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series B (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the Dividend Payment Date on July 6, 2023 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a cash redemption price equal to the Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. The redemption price for any shares of Series B shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series B are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series B without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.
(b)    No Sinking Fund. The Series B will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series B will have no right to require redemption of any shares of Series B.
(c)    Notice of Redemption. Notice of every redemption of shares of Series B shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B. Notwithstanding the foregoing, if the shares of Series B are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series B to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on such shares will cease to accrue on the redemption date.
(d)    Partial Redemption. In case of any redemption of only part of the shares of Series B at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series B in proportion to the number of shares of Series B held by such holders or by lot or in such other manner as the Board of Directors (or a duly authorized committee of the Board of Directors) may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board of Directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series B shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series B and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
(e)    Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series B are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and thereafter the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.    Voting Rights.
(a)    General. The holders of Series B will have no voting rights except as set forth below or as otherwise from to time required by law.
(b)    Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of the Series B, or any other Voting Preferred Stock (as defined below), shall have not been declared and paid for the equivalent of three semi-annual or six full quarterly Dividend Payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board Of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series B or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. These voting rights will continue until dividends on the shares of the Series B and any such series of Voting Preferred Stock for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).
If and when dividends for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside) on the Series B and any other class or series of Voting Preferred Stock, the holders of the Series B and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
(c)    Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of Series B at the time outstanding, voting together as a single class with any other series of Preferred Stock entitled to vote thereon, to the exclusion of all other series of Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
(i)    Amendment of Certificate of Incorporation, Amended and Restated Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation, the Amended and Restated Bylaws, or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series B so as to affect them adversely; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series B in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series B;
(ii)    Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to

Series B in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or
(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series B or (y) a merger or consolidation of the Corporation with another entity (whether or not a corporation), unless in each case (A) the shares of Series B remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series B are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series B immediately prior to such consummation, taken as a whole.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in (i) through (iii) above would adversely affect one or more but not all series of Voting Preferred Stock (including the Series B for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.
(d)    Changes Permitted without Consent. Without the consent of the holders of the Series B, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series B, the Corporation may amend, alter, supplement or repeal any terms of the Series B:
(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series B that may be defective or inconsistent; or
(ii)    to make any provision with respect to matters or questions arising with respect to the Series B that is not inconsistent with the provisions of this Certificate of Designations.
(e)    Changes after Provision for Redemption. No vote or consent of the holders of Series B will be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Sections, all outstanding shares of Series B shall have been redeemed, or shall have been called for redemption on proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series B to effect such redemption, in each case pursuant to Section 6 above, unless in the case of a vote or consent required pursuant to clause (ii) of Section 7(b) above if all outstanding shares of Series B are being redeemed with the proceeds from the sale of the stock to be authorized.
(f)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws, applicable law and any national securities exchange or other trading facility on which the Series B may be listed or traded at the time.
Section 8.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
Section 9.    Notices. All notices or communications in respect of the Series B will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Amended and Restated Bylaws or by applicable law.
Section 10.    Other Rights. The shares of Series B will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation. The holders of Series B shall not have any preemptive rights or conversion rights.
Section 11.    Certificates. The Corporation may at its option issue shares of Series B without certificates.
Section 12.    Restatement of Certificate. On any restatement of the Certificate of Incorporation of the Corporation, Section 1 through Section 11 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading “6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B” and this Section 12 may be omitted. If the Board of Directors so determines, the numbering of Section 1 through Section 11 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Associate General Counsel and Secretary, this 22nd day of May, 2018.

CITIZENS FINANCIAL GROUP, INC.
By:	/s/ Robin S. Elkowitz
Name: Robin S. Elkowitz
Title: Executive Vice President, Deputy General Counsel and Secretary

EXHIBIT B

CERTIFICATE OF DESIGNATIONS
OF
6.375% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C
OF
CITIZENS FINANCIAL GROUP, INC.
Pursuant to Section 151 of the
Delaware General Corporation Law

Citizens Financial Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly called and held on October 18, 2018 in accordance with the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and applicable law, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C”:
“RESOLVED, that pursuant to the resolutions of the Board of Directors adopted at a meeting duly called and held on October 18, 2018, the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the Board of Directors hereby establishes a series of Preferred Stock, par value $25.00 per share, of the Corporation and fixes and determines the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preference thereof as follows:
Section 1.    Designation. The distinctive serial designation of such series is “6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C” (“Series C”). Each share of Series C shall be identical in all respects to every other share of Series C, except that shares of Series C issued after October 25, 2018 (the “Original Issue Date”) may only be issued on a Dividend Payment Date and only if they are fungible with the shares of Series C issued on the Original Issue Date for tax purposes, and shall accrue dividends from the date they are issued.
Section 2.    Number of Authorized Shares. The number of authorized shares of Series C shall initially be 300,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series C then outstanding) by the Board of Directors. Shares of Series C that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series C.
Section 3.    Definitions. As used herein with respect to Series C:
(a)    “Adjustments” has the meaning set forth in the definition of “Three-Month LIBOR.”
(b)    “Alternative Rate” has the meaning set forth in the definition of “Three-Month LIBOR.”
(c)    “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.
(d)    “Bloomberg BBAM1” has the meaning set forth in the definition of “Three-Month LIBOR.”
(e)    “Board of Directors” has the meaning set forth in the Preamble.
(f)    “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
(g)    “Calculation Agent” means, at any time, the person or entity (which may be the Corporation or an affiliate of the Corporation) appointed by the Corporation and serving as calculation agent with respect to the Series C at such time (including any successor to such person or entity). The Bank of New York Mellon will be the calculation agent for the Series C as of the Original Issue Date.
(h)    “Certificate of Designations” means this Certificate of Designations relating to the Series C, as it may be amended or supplemented from time to time.
(i)    “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
(j)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(k)    “Corporation” has the meaning set forth in the Preamble.

(l)    “Dividend Determination Date” means, with respect to a Dividend Period during the Floating Rate Period, the second London Banking Day prior to the beginning of such Dividend Period.
(m)    “Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with Series C in the payment of current dividends, including the Series A and the Series B.
(n)    “Dividend Payment Date” has the meaning set forth in Section 4(a).
(o)    “Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on and include the Original Issue Date of the Series C) and continuing to but not including the next succeeding Dividend Payment Date.
(p)    “DTC” means The Depository Trust Company.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)    “Fixed Rate Period” means the period commencing on and including the Original Issue Date and continuing to, but excluding, the Dividend Payment Date on April 6, 2024.
(s)    “Floating Rate Period” means the period commencing on and including the Dividend Payment Date on April 6, 2024 and continuing to, but excluding, the first date, if any, as of which all shares of Series C have been redeemed.
(t)    “IFA” has the meaning set forth in the definition of “Three-Month LIBOR.”
(u)    “Junior Stock” means any class or series of stock of the Corporation (including the Common Stock) that ranks junior to the Series C in the payment of dividends or in the distribution of assets on liquidation, dissolution or winding up of the Corporation.
(v)    “Junior Stock Sinking Fund Payment” has the meaning set forth in Section 4(e).
(w)    “LIBOR Event” has the meaning set forth in the definition of “Three-Month LIBOR.”
(x)    “Liquidation Preference” has the meaning set forth in Section 5.
(y)    “Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with Series C in the distribution of assets on liquidation, dissolution or winding up of the Corporation, including the Series A and the Series B.

(z)    “London Banking Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
(aa)    “Nonpayment” has the meaning set forth in Section 7(b).
(bb)    “Original Issue Date” has the meaning set forth in Section 1.
(cc)    “Preferred Stock Directors” has the meaning set forth in Section 7(b).
(dd)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series C, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series C, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series C, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of $1,000 per share of Series C then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series C is outstanding.
(ee)    “Series A” means the Corporation’s 5.500% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A.
(ff)    “Series B” means the Corporation’s 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B.
(gg)    “Series C” has the meaning set forth in Section 1.
(hh)    “Stated Amount” means, in respect of Series C, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).

(ii)    “Three-Month LIBOR” means, for each Dividend Determination Date related to the Floating Rate Period, the rate determined by the Calculation Agent as follows:
(i)    The rate for deposits in U.S. dollars having an index maturity of three months as such rate is displayed on Bloomberg on page BBAM1 (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars) (“Bloomberg BBAM1”) as of 11:00 a.m., London time, on such Dividend Determination Date. If no such rate so appears, three-month LIBOR on such Dividend Determination Date will be determined in accordance with provision described in clause (ii) or (iii) below.
(ii)    With respect to a Dividend Determination Date on which no rate is displayed on Bloomberg BBAM1 as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters for the offering of the Series C) in the London interbank market, as selected by the Corporation, and identified to the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having an index maturity of three months, commencing on the first day of the related Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Dividend Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then Three-Month LIBOR on such Dividend Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then Three-Month LIBOR on such Dividend Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in New York City, on such Dividend Determination Date by three major banks (which may include affiliates of the underwriters for the offering of the Series C) in New York City selected by the Corporation, and identified to the Calculation Agent, for loans in U.S. dollars to leading European banks, having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Corporation are not quoting as mentioned in this sentence, but a LIBOR Event (as defined below) has not occurred, Three-Month LIBOR determined as of a Dividend Determination Date shall be three-month LIBOR in effect on such Dividend Determination Date or, in the case of the first Dividend Period in the Floating Rate Period, the most recent Three-Month LIBOR that can be determined.
(iii)    Notwithstanding clauses (i) and (ii) above, if the Corporation, in its sole discretion, determines that Three-Month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series C, and the Corporation has notified the Calculation Agent of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by the Corporation, a substitute for Three-Month LIBOR (the “Alternative Rate”) for each future Dividend Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-Month LIBOR. As part of such substitution, the Calculation Agent will, as directed by the Corporation, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Dividend Determination Dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if the Corporation determines that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-Month LIBOR, the Corporation may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Corporation, the Calculation Agent and the holders of Series C. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), Three-Month LIBOR determined as of a Dividend Determination Date shall be Three-Month LIBOR in effect on such Dividend Determination Date; provided, however, that if this sentence is applicable with respect to the first Dividend Determination Date related to the Floating Rate Period, the dividend rate, Business Day convention and manner of calculating dividends applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.
The establishment of Three-Month LIBOR for each Dividend Period by the Calculation Agent (including, for the avoidance of doubt, at the direction of the Corporation in the case of clause (iii)) or IFA, as applicable, shall (in the absence of manifest error) be final and binding. For the avoidance of doubt, any adjustments made pursuant to clause (iii) of the definition of “Three-Month LIBOR” shall not be subject to the vote or consent of the holders of the Series C.
(jj)    “Transfer Agent” means the transfer agent with respect to the Series C, which shall be Computershare Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.
(kk)    “Voting Preferred Stock” means any other class or series of preferred stock of the Corporation ranking equally with the Series C as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable, including the Series A and the Series B. Whether a plurality, majority or other portion of the shares of Series C and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the Stated Amounts of the shares voted.
Section 4.    Dividends.
(a)    Rate. Holders of Series C shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), but only out of funds legally available therefor, non-cumulative cash dividends as follows:
(i)    for each Dividend Period during the Fixed Rate Period, at an annual rate of 6.375% of the Stated Amount per share, payable quarterly in arrears on January 6, April 6, July 6 and October 6 of each year, beginning on January 6, 2019 and ending on April 6, 2024; and
(ii)    for each Dividend Period during the Floating Rate Period, at an annual rate equal to Three-Month LIBOR for such Dividend Period plus a spread of 3.157% applied to the Stated Amount per share, payable quarterly in arrears on January 6, April 6, July 6 and October 6 of each year, beginning on July 6, 2024.
Each date on which dividends are payable pursuant to the foregoing clauses (i) and (ii), subject to adjustment as provided below, is a “Dividend Payment Date”, and dividends for each Dividend Payment Date are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, in each case to holders of record on the 15th calendar day before such Dividend Payment Date or such other record date not more than 30 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series C.
(b)    Business Day Convention. If a day on or before April 6, 2024 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the shares of Series C, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of Series C). If a day after April 6, 2024 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends on the shares of Series C, when, as and if declared, will be paid on such next succeeding Business Day, unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day.

(c)    Dividend Computation. The amount of the dividend per share of Series C for each Dividend Period (or portion thereof) in the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend per share of Series C for each Dividend Period (or portion thereof) in the Floating Rate Period will be calculated based on the actual number of days in the Dividend Period and a 360-day year.
(d)    Dividends Non-cumulative. Dividends on shares of Series C shall not be cumulative. Holders of Series C shall not be entitled to receive any dividends not declared by the Board of Directors (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Holders of the Series C shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series C as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).
(e)    Priority of Dividends and Redemption and Repurchase of Junior Stock. So long as any share of Series C remains outstanding, unless dividends on all outstanding shares of Series C for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any Junior Stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of Junior Stock (a “Junior Stock Sinking Fund Payment”), and (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:
(i)    any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock as a result of (x) a reclassification of Junior Stock for or into other Junior Stock, (y) the exchange or conversion of one share of Junior Stock for or into other Junior Stock or another share of Junior Stock or (z) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;
(ii)    any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(iii)    repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (y) a dividend reinvestment or stockholder stock purchase plan;

(iv)    any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or
(v)    any dividend paid on Junior Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock.
This subsection (e) shall not restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.
If the Board of Directors (or a duly authorized committee of the Board of Directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Series C, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series C or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series C and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series C and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series C or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph the Board of Directors (or a duly authorized committee of the Board of Directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series C for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series C.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any funds legally available therefor, and the shares of Series C shall not be entitled to participate in any such dividend.
Section 5.    Liquidation Rights.
(a)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series C will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without regard to any undeclared dividends) (the “Liquidation Preference”).
(b)    Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series C and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series C and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series C and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series C means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.
(c)    Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series C and all holders of any Liquidation Preference Parity Stock, the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series C receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption. The Series C is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series C (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the Dividend Payment

Date on April 6, 2024 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a cash redemption price equal to the Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. The redemption price for any shares of Series C shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series C are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series C without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.
(b)    No Sinking Fund. The Series C will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series C will have no right to require redemption of any shares of Series C.
(c)    Notice of Redemption. Notice of every redemption of shares of Series C shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C. Notwithstanding the foregoing, if the shares of Series C are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series C at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series C to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on such shares will cease to accrue on the redemption date.
(d)    Partial Redemption. In case of any redemption of only part of the shares of Series C at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series C in proportion to the number of shares of Series C held by such holders or by lot or in such other manner as the Board of Directors (or a duly authorized committee of the Board of Directors) may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board of Directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series C shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series C and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
(e)    Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series C are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and thereafter the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7.    Voting Rights.
(a)    General. The holders of Series C will have no voting rights except as set forth below or as otherwise from to time required by law.
(b)    Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of the Series C, or any other Voting Preferred Stock (as defined below), shall have not been declared and paid for the equivalent of three semi-annual or six full quarterly Dividend Payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board Of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series C or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series C or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. These voting rights will continue until dividends on the shares of the Series C and any such series of Voting Preferred Stock for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).
If and when dividends for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside) on the Series C and any other class or series of Voting Preferred Stock, the holders of the Series C and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series C or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)    Other Voting Rights. So long as any shares of Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of Series C at the time outstanding, voting together as a single class with any other series of Preferred Stock entitled to vote thereon, to the exclusion of all other series of Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
(i)    Amendment of Certificate of Incorporation, Amended and Restated Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation, the Amended and Restated Bylaws, or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series C so as to affect them adversely; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series C in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series C;
(ii)    Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series C in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or
(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series C or (y) a merger or consolidation of the Corporation with another entity (whether or not a corporation), unless in each case (A) the shares of Series C remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series C are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series C immediately prior to such consummation, taken as a whole.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in (i) through (iii) above would adversely affect one or more but not all series of Voting Preferred Stock (including the Series C for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.
(d)    Changes Permitted without Consent. Without the consent of the holders of the Series C, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series C, the Corporation may amend, alter, supplement or repeal any terms of the Series C:
(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series C that may be defective or inconsistent; or
(ii)    to make any provision with respect to matters or questions arising with respect to the Series C that is not inconsistent with the provisions of this Certificate of Designations, including, without limitation, to implement the terms of clause (iii) of the definition of “Three-Month LIBOR” following the occurrence of a LIBOR Event.
(e)    Changes after Provision for Redemption. No vote or consent of the holders of Series C will be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Sections, all outstanding shares of Series C shall have been redeemed, or shall have been called for redemption on proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series C to effect such redemption, in each case pursuant to Section 6 above, unless in the case of a vote or consent required pursuant to clause (ii) of Section 7(css) above if all outstanding shares of Series C are being redeemed with the proceeds from the sale of the stock to be authorized.
(f)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series C (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws, applicable law and any national securities exchange or other trading facility on which the Series C may be listed or traded at the time.
Section 8.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series C as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
Section 9.    Notices. All notices or communications in respect of the Series C will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Amended and Restated Bylaws or by applicable law.
Section 10.    Other Rights. The shares of Series C will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation. The holders of Series C shall not have any preemptive rights or conversion rights.
Section 11.    Certificates. The Corporation may at its option issue shares of Series C without certificates. As long as DTC or its nominee is the registered owner of the Series C, DTC or its nominee, as the case may be, shall be considered the sole owner and holder of all shares of Series C for all purposes under the instruments governing the rights and obligations of holders of shares of Series C. If DTC discontinues providing its services as securities depositary with respect to the shares of Series C, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Corporation shall either print and deliver certificates for the shares of Series C or provide for the direct registration of the Series C with the Transfer Agent. If the Corporation decides to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary), the Corporation shall print certificates for the shares of Series C and deliver such certificates to DTC or shall provide for the direct registration of the Series C with the Transfer Agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series C:
a)    shall not be entitled to have such Series C registered in their names;
b)    shall not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series C; and
c)    shall not be considered to be owners or holders of the shares of Series C for any purpose under the instruments governing the rights and obligations of holders of shares of Series C.
Section 12.    Restatement of Certificate. On any restatement of the Certificate of Incorporation of the Corporation, Section 1 through Section 11 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading “6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C” and this Section 12 may be omitted. If the Board of Directors so determines, the numbering of Section 1 through Section 11 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Associate General Counsel and Secretary, this 24th day of October, 2018.

CITIZENS FINANCIAL GROUP, INC.
By:	/s/ Robin S. Elkowitz
Name: Robin S. Elkowitz
Title: Executive Vice President, Deputy General Counsel and Secretary

EXHIBIT C
CERTIFICATE OF DESIGNATIONS
OF
5.000% FIXED-RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E
OF
CITIZENS FINANCIAL GROUP, INC.
Pursuant to Section 151 of the
Delaware General Corporation Law

Citizens Financial Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
In accordance with the resolutions of the Board of Directors of the Corporation (the “Board of Directors”) adopted on October 17, 2019, the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and applicable law, a Pricing Committee of the Board of Directors, at a meeting duly called and held on October 21, 2019, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E”:
“RESOLVED, that pursuant to the resolutions of the Board of Directors on October 17, 2019, the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the Pricing Committee hereby establishes a series of Preferred Stock, par value $25.00 per share, of the Corporation and fixes and determines the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preference thereof as follows:
Section 1.    Designation. The distinctive serial designation of such series is “5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E” (“Series E”). Each share of Series E shall be identical in all respects to every other share of Series E, except that shares of Series E issued after October 28, 2019 (the “Original Issue Date”) may only be issued on a Dividend Payment Date and only if they are fungible with the shares of Series E issued on the Original Issue Date for tax purposes, and shall accrue dividends from the date they are issued.
Section 2.    Number of Authorized Shares. The number of authorized shares of Series E shall initially be 450,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series E then outstanding) by the Board of Directors. Shares of Series E that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series E.
Section 3.    Definitions. As used herein with respect to Series E:
(a)    “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.
(b)    “Board of Directors” has the meaning set forth in the Preamble.
(c)    “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
(d)    “Certificate of Designations” means this Certificate of Designations relating to the Series E, as it may be amended or supplemented from time to time.
(e)    “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
(f)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(g)    “Corporation” has the meaning set forth in the Preamble.
(h)    “Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series E in the payment of current dividends, including the Series A, the Series B, the Series C and the Series D.
(i)    “Dividend Payment Date” has the meaning set forth in Section 4(a).
(j)    “Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on and include the Original Issue Date of the Series E) and continuing to but not including the next succeeding Dividend Payment Date.
(k)    “DTC” means The Depository Trust Company.
(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)    “Junior Stock” means any class or series of stock of the Corporation (including the Common Stock) that ranks junior to the Series E in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of the Corporation.
(n)    “Junior Stock Sinking Fund Payment” has the meaning set forth in Section 4(e).
(o)    “Liquidation Preference” has the meaning set forth in Section 5.
(p)    “Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series E in the distribution of assets on liquidation, dissolution or winding up of the Corporation, including the Series A, the Series B, the Series C and the Series D.
(q)    “Nonpayment” has the meaning set forth in Section 7(b).
(r)    “Original Issue Date” has the meaning set forth in Section 1.
(s)    “Preferred Stock Directors” has the meaning set forth in Section 7(b).
(t)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series E, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series E, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series E, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of $1,000 per share of Series E then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series E is outstanding.
(u)    “Series A” means the Corporation’s 5.500% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A.
(v)    “Series B” means the Corporation’s 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B.
(w)    “Series C” means the Corporation’s 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C.

(x)    “Series D” means the Corporation’s 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D.
(y)    “Series E” has the meaning set forth in Section 1.
(z)    “Stated Amount” means, in respect of Series E, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).
(aa)    “Transfer Agent” means the transfer agent with respect to the Series E, which shall be Computershare Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.
(bb)    “Voting Preferred Stock” means any other class or series of preferred stock of the Corporation ranking equally with the Series E as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable, including the Series A, the Series B, the Series C and the Series D. Whether a plurality, majority or other portion of the shares of Series E and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the Stated Amounts of the shares voted.
Section 4.    Dividends.
(a)    Rate. Holders of Series E shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), but only out of funds legally available therefor, non-cumulative cash dividends at an annual rate of 5.000% of the Stated Amount per share, payable quarterly in arrears, on January 6, April 6, July 6 and October 6 of each year, beginning on January 6, 2020.
Each date on which dividends are payable pursuant to the foregoing is a “Dividend Payment Date”, and dividends for each Dividend Payment Date are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, in each case to holders of record on the 15th calendar day before such Dividend Payment Date or such other record date not more than 30 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series E.

(b)    Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the shares of Series E, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of Series E).
(c)    Dividend Computation. The amount of the dividend per share of Series E for each Dividend Period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
(d)    Dividends Non-cumulative. Dividends on shares of Series E shall not be cumulative. Holders of Series E shall not be entitled to receive any dividends not declared by the Board of Directors (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Holders of the Series E shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series E as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).
(e)    Priority of Dividends and Redemption and Repurchase of Junior Stock. So long as any share of Series E remains outstanding, unless dividends on all outstanding shares of Series E for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any Junior Stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of Junior Stock (a “Junior Stock Sinking Fund Payment”), and (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:
(i)    any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock as a result of (x) a reclassification of Junior Stock for or into other Junior Stock, (y) the exchange or conversion of one share of Junior Stock for or into other Junior Stock or another share of Junior Stock or (z) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;
(ii)    any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(iii)    repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (y) a dividend reinvestment or stockholder stock purchase plan;
(iv)    any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or
(v)    any dividend paid on Junior Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock.
This subsection (e) shall not restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.
If the Board of Directors (or a duly authorized committee of the Board of Directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Series E, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series E or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series E and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series E and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series E or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph the Board of Directors (or a duly authorized committee of the Board of Directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series E for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series E.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any funds legally available therefor, and the shares of Series E shall not be entitled to participate in any such dividend.
Section 5.    Liquidation Rights.
(a)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series E will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without regard to any undeclared dividends) (the “Liquidation Preference”).
(b)    Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series E and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series E and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series E and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series E means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.
(c)    Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series E and all holders of any Liquidation Preference Parity Stock, the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series E receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption. The Series E is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series E (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the Dividend Payment Date on January 6, 2025 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a cash redemption price equal to the Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. The redemption price for any shares of Series E shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series E are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series E without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.
(b)    No Sinking Fund. The Series E will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series E will have no right to require redemption of any shares of Series E.
(c)    Notice of Redemption. Notice of every redemption of shares of Series E shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series E designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E. Notwithstanding the foregoing, if the shares of Series E or any depositary shares representing interests in the Series E are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series E at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series E to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on such shares will cease to accrue on the redemption date.
(d)    Partial Redemption. In case of any redemption of only part of the shares of Series E at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series E in proportion to the number of shares of Series E held by such holders or by lot. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board of Directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series E shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series E and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
(e)    Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series E are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and thereafter the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7.    Voting Rights.
(a)    General. The holders of Series E will have no voting rights except as set forth below or as otherwise from to time required by law.
(b)    Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of the Series E, or any other Voting Preferred Stock (as defined below), shall have not been declared and paid for the equivalent of three semi-annual or six full quarterly Dividend Payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board Of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series E or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series E or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. These voting rights will continue until dividends on the shares of the Series E and any such series of Voting Preferred Stock for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following the Nonpayment shall have been fully paid.
If and when dividends for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment have been paid in full on the Series E and any other class or series of Voting Preferred Stock, the holders of the Series E and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series E together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series E and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series E or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
(c)    Other Voting Rights. So long as any shares of Series E are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of Series E at the time outstanding, voting together as a single class with any other series of Preferred Stock entitled to vote thereon, to the exclusion of all other series of Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
(i)    Amendment of Certificate of Incorporation, Amended and Restated Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation, the Amended and Restated Bylaws, or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series E so as to affect them adversely; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series E in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series E;
(ii)    Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series E in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or
(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series E or (y) a merger or consolidation of the Corporation with another entity (whether or not a corporation), unless in each case (A) the shares of Series E remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series E are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series E immediately prior to such consummation, taken as a whole.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in (i) through (iii) above would adversely affect one or more but not all series of Voting Preferred Stock (including the Series E for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.
(d)    Changes Permitted without Consent. Without the consent of the holders of the Series E, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series E, the Corporation may amend, alter, supplement or repeal any terms of the Series E:
(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series E that may be defective or inconsistent; or
(ii)    to make any provision with respect to matters or questions arising with respect to the Series E that is not inconsistent with the provisions of this Certificate of Designations.
(e)    Changes after Provision for Redemption. No vote or consent of the holders of Series E will be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Sections, all outstanding shares of Series E shall have been redeemed, or shall have been called for redemption on proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series E to effect such redemption, in each case pursuant to Section 6 above, unless in the case of a vote or consent required pursuant to clause (ii) of Section 7(c) above if all outstanding shares of Series E are being redeemed with the proceeds from the sale of the stock to be authorized.
(f)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series E (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws, applicable law and any national securities exchange or other trading facility on which the Series E may be listed or traded at the time.
Section 8.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series E as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
Section 9.    Notices. All notices or communications in respect of the Series E will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Amended and Restated Bylaws or by applicable law.
Section 10.    Other Rights. The shares of Series E will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation. The holders of Series E shall not have any preemptive rights or conversion rights.
Section 11.    Certificates. The Corporation may at its option issue shares of Series E without certificates. If DTC or its nominee is the registered owner of the Series E, the following provisions of this Section 11 shall apply. If and as long as DTC or its nominee is the registered owner of the Series E, DTC or its nominee, as the case may be, shall be considered the sole owner and holder of all shares of Series E for all purposes under the instruments governing the rights and obligations of holders of shares of Series E. If DTC discontinues providing its services as securities depositary with respect to the shares of Series E, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Corporation shall either print and deliver certificates for the shares of Series E or provide for the direct registration of the Series E with the Transfer Agent. If the Corporation decides to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary), the Corporation shall print certificates for the shares of Series E and deliver such certificates to DTC or shall provide for the direct registration of the Series E with the Transfer Agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series E:
a)    shall not be entitled to have such Series E registered in their names;
b)    shall not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series E; and
c)    shall not be considered to be owners or holders of the shares of Series E for any purpose under the instruments governing the rights and obligations of holders of shares of Series E.
Section 12.    Restatement of Certificate. On any restatement of the Certificate of Incorporation of the Corporation, Section 1 through Section 11 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading “5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E” and this Section 12 may be omitted. If the Board of Directors so determines, the numbering of Section 1 through Section 11 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Deputy General Counsel and Secretary, this 22nd day of October, 2019.

CITIZENS FINANCIAL GROUP, INC.
By:	/s/ Robin S. Elkowitz
Name: Robin S. Elkowitz
Title: Executive Vice President, Deputy General Counsel and Secretary

EXHIBIT D
CERTIFICATE OF DESIGNATIONS
OF
5.650% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES F
OF
CITIZENS FINANCIAL GROUP, INC.
Pursuant to Section 151 of the
Delaware General Corporation Law

Citizens Financial Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
In accordance with the resolutions of the Board of Directors of the Corporation (the “Board of Directors”) adopted by unanimous written consent dated May 25, 2020, the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and applicable law, a Pricing Committee of the Board of Directors, at a meeting duly called and held on May 28, 2020, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “5.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F”:
“RESOLVED, that pursuant to the resolutions of the Board of Directors on May 25, 2020, the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the Pricing Committee hereby establishes a series of Preferred Stock, par value $25.00 per share, of the Corporation and fixes and determines the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preference thereof as follows:
Section 1.    Designation. The distinctive serial designation of such series is “5.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F” (“Series F”). Each share of Series F shall be identical in all respects to every other share of Series F, except that shares of Series F issued after June 4, 2020 (the “Original Issue Date”) may only be issued on a Dividend Payment Date, and shall accrue dividends from the date they are issued.
Section 2.    Number of Authorized Shares. The number of authorized shares of Series F shall initially be 400,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series F then outstanding) by the Board of Directors. Shares of Series F that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series F.
Section 3.    Definitions. As used herein with respect to Series F:
(a)    “Adjustments” has the meaning set forth in the definition of Five-year U.S. Treasury Rate.
(b)    “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.
(c)    “Benchmark Substitution Event” has the meaning set forth in the definition of Five-year U.S. Treasury Rate.
(d)    “Board of Directors” has the meaning set forth in the Preamble.
(e)    “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
(f)    “Calculation Agent” means such bank or other entity as may be appointed by the Corporation to act as calculation agent for Series F during the Dividend Reset Period.
(g)    “Certificate of Designations” means this Certificate of Designations relating to the Series F, as it may be amended or supplemented from time to time.
(h)    “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
(i)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(j)    “Corporation” has the meaning set forth in the Preamble.
(k)    “Designee” has the meaning set forth in the definition of Five-year U.S. Treasury Rate.
(l)    “Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series F in the payment of current dividends, including the Series A, the Series B, the Series C, the Series D and the Series E.

(m)    “Dividend Payment Date” has the meaning set forth in Section 4(a).
(n)    “Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on and include the Original Issue Date of the Series F) and continuing to but not including the next succeeding Dividend Payment Date.
(o)    “Dividend Reset Date” means the First Dividend Reset Date and each date falling on the fifth anniversary of the preceding Dividend Reset Date. Dividend Reset Dates, including the First Dividend Reset Date, will not be adjusted for Business Days.
(p)    “Dividend Reset Period” means the period from and including the First Dividend Reset Date to, but excluding, the next following Dividend Reset Date and thereafter each period from and including each Dividend Reset Date to, but excluding, the next following Dividend Reset Date.
(q)    “DTC” means The Depository Trust Company.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)    “First Dividend Reset Date” means October 6, 2025.
(t)    “Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing (or, if fewer than five Business Days appear, such number of Business Days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 as of 5:00 p.m. (Eastern Time) (the “Initial Base Rate”) or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the dividend reset date following the next succeeding Reset Dividend Determination Date, and (B) the other maturing as close as possible to, but later than, the dividend reset date following the next succeeding Reset Dividend Determination Date, in each case for the five Business Days appearing (or, if fewer than five Business Days appear, such number of Business Days appearing) in the H.15 as of 5:00 p.m. (Eastern Time).

Notwithstanding the foregoing, if the Corporation, in its sole discretion, determines on or prior to the relevant Reset Dividend Determination Date that the Five-year U.S. Treasury Rate cannot be determined in the manner then applicable for such rate (which, as of the date of original issuance of the Series F, is pursuant to the methods described in clauses (i) or (ii) above) (a “Benchmark Substitution Event”), the Corporation may, in its sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the Series F, or any depositary shares representing interests in the Series F, or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the date of original issuance of the Series F, is the Initial Base Rate). If the Designee determines that there is such an industry-accepted successor rate, then the “Five-year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may then determine and adjust the Business Day convention, the definition of Business Day and the Reset Dividend Determination Date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the date of original issuance of the Series F, is the Initial Base Rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If the Corporation, in its sole discretion, does not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date or, if this sentence is applicable with respect to the first Reset Dividend Determination Date, 0.337%.
The Five-year U.S. Treasury Rate will be determined by the Calculation Agent on the Reset Dividend Determination Date.
(u)    “H.15” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System.
(v)    “Initial Base Rate” has the meaning set forth in the definition of Five-year U.S. Treasury Rate.
(w)    “Junior Stock” means any class or series of stock of the Corporation (including the Common Stock) that ranks junior to the Series F in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of the Corporation.
(x)    “Junior Stock Sinking Fund Payment” has the meaning set forth in Section 4(e).
(y)    “Liquidation Preference” has the meaning set forth in Section 5.
(z)    “Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series F in the distribution of assets on liquidation, dissolution or winding up of the Corporation, including the Series A, the Series B, the Series C, the Series D and the Series E.
(aa)    “Nonpayment” has the meaning set forth in Section 7(b).

(bb)    “Original Issue Date” has the meaning set forth in Section 1.
(cc)    “Preferred Stock Directors” has the meaning set forth in Section 7(b).
(dd)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series F, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series F, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series F, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of $1,000 per share of Series F then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series F is outstanding.
(ee)    “Reset Dividend Determination Date” means, in respect of any Dividend Period during the Dividend Reset Period, the day falling two Business Days prior to the beginning of such Dividend Period.
(ff)    “Series A” means the Corporation’s 5.500% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A.
(gg)    “Series B” means the Corporation’s 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B.
(hh)    “Series C” means the Corporation’s 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C.
(ii)    “Series D” means the Corporation’s 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D.
(jj)    “Series E” means the Corporation’s 5.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series E.
(kk)    “Series F” has the meaning set forth in Section 1.
(ll)    “Stated Amount” means, in respect of Series F, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the

Certificate of Incorporation or applicable certificate of designations (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).
(mm)    “Transfer Agent” means the transfer agent with respect to the Series F, which shall be Computershare Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.
(nn)    “Voting Preferred Stock” means any other class or series of preferred stock of the Corporation ranking equally with the Series F as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable, including the Series A, the Series B, the Series C, the Series D and the Series E. Whether a plurality, majority or other portion of the shares of Series F and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the Stated Amounts of the shares voted.
Section 4.    Dividends.
(a)    Rate. Holders of Series F shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), but only out of funds legally available therefor, quarterly, in arrears, on January 6, April 6, July 6 and October 6 of each year, beginning on October 6, 2020, non-cumulative cash dividends as follows:
(i)    from the date of original issue to, but excluding, the First Dividend Reset Date, at an annual rate of 5.650% of the Stated Amount per share; and
(ii)    from and including the First Dividend Reset Date, for each Dividend Reset Period, at an annual rate equal to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date, plus 5.313%, of the Stated Amount per share.
Each date on which dividends are payable pursuant to the foregoing clauses (i) and (ii) is a “Dividend Payment Date”, and dividends for each Dividend Payment Date are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, in each case to holders of record on the 15th calendar day before such Dividend Payment Date or such other record date not more than 30 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series F.

(b)    Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the shares of Series F, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of Series F).
(c)    Dividend Computation. The amount of the dividend per share of Series F for each Dividend Period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
(d)    Dividends Non-cumulative. Dividends on shares of Series F shall not be cumulative. Holders of Series F shall not be entitled to receive any dividends not declared by the Board of Directors (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Holders of the Series F shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series F as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).
(e)    Records and Facts Ascertainable. The applicable dividend rate for each Dividend Reset Period will be determined by the Calculation Agent, as of the applicable Reset Dividend Determination Date. The Calculation Agent’s determination of any dividend rate and its calculation of the amount of dividends for any Dividend Reset Period, and a record maintained by the Corporation of any Benchmark Substitution Event and any Adjustments, will be maintained on file at the Corporation’s principal offices and will be available to any stockholder upon request and will be final and binding in the absence of manifest error.
(f)    Priority of Dividends and Redemption and Repurchase of Junior Stock. So long as any share of Series F remains outstanding, unless dividends on all outstanding shares of Series F for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any Junior Stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of Junior Stock (a “Junior Stock Sinking Fund Payment”), and (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:
(i)    any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock as a result of (x) a reclassification of Junior Stock for or into other Junior Stock, (y) the exchange or conversion of one share of Junior Stock for or into other Junior Stock or another share of Junior Stock or (z) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

(ii)    any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(iii)    repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (y) a dividend reinvestment or stockholder stock purchase plan;
(iv)    any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or
(v)    any dividend paid on Junior Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock.
This subsection (f) shall not restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.
If the Board of Directors (or a duly authorized committee of the Board of Directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Series F, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series F or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series F and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series F and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series F or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph the Board of Directors (or a duly authorized committee of the Board of Directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series F for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series F.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any funds legally available therefor, and the shares of Series F shall not be entitled to participate in any such dividend.
Section 5.    Liquidation Rights.
(a)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series F will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without regard to any undeclared dividends) (the “Liquidation Preference”).
(b)    Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series F and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series F and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series F and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series F means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.
(c)    Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series F and all holders of any Liquidation Preference Parity Stock, the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series F receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption. The Series F is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series F (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the Dividend Payment Date on October 6, 2025 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a cash redemption price equal to the Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. The redemption price for any shares of Series F shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series F are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series F without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.
(b)    No Sinking Fund. The Series F will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series F will have no right to require redemption of any shares of Series F.
(c)    Notice of Redemption. Notice of every redemption of shares of Series F shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series F designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F. Notwithstanding the foregoing, if the shares of Series F or any depositary shares representing interests in the Series F are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series F at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series F to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on such shares will cease to accrue on the redemption date.
(d)    Partial Redemption. In case of any redemption of only part of the shares of Series F at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series F in proportion to the number of shares of Series F held by such holders, by lot or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board of Directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series F shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series F and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
(e)    Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series F are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and thereafter the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7.    Voting Rights.
(a)    General. The holders of Series F will have no voting rights except as set forth below or as otherwise from to time required by law.
(b)    Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of the Series F, or any other Voting Preferred Stock (as defined below), shall have not been declared and paid for the equivalent of three semi-annual or six full quarterly Dividend Payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board Of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series F or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series F or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. These voting rights will continue until dividends on the shares of the Series F and any such series of Voting Preferred Stock for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following the Nonpayment shall have been fully paid.
If and when dividends for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment have been paid in full on the Series F and any other class or series of Voting Preferred Stock, the holders of the Series F and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series F together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series F and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series F or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
(c)    Other Voting Rights. So long as any shares of Series F are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of Series F at the time outstanding, voting together as a single class with any other series of Preferred Stock entitled to vote thereon, to the exclusion of all other series of Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
(i)    Amendment of Certificate of Incorporation, Amended and Restated Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation, the Amended and Restated Bylaws, or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series F so as to affect them adversely; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series F in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series F;
(ii)    Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series F in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or
(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series F or (y) a merger or consolidation of the Corporation with another entity (whether or not a corporation), unless in each case (A) the shares of Series F remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series F are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series F immediately prior to such consummation, taken as a whole.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in (i) through (iii) above would adversely affect one or more but not all series of Voting Preferred Stock (including the Series F for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.
(d)    Changes Permitted without Consent. Without the consent of the holders of the Series F, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series F, the Corporation may amend, alter, supplement or repeal any terms of the Series F:
(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series F that may be defective or inconsistent; or
(ii)    to make any provision with respect to matters or questions arising with respect to the Series F that is not inconsistent with the provisions of this Certificate of Designations, including, without limitation, to reflect any Adjustments following a Benchmark Substitution Event.
(e)    Changes after Provision for Redemption. No vote or consent of the holders of Series F will be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Sections, all outstanding shares of Series F shall have been redeemed, or shall have been called for redemption on proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series F to effect such redemption, in each case pursuant to Section 6 above, unless in the case of a vote or consent required pursuant to clause (ii) of Section 7(c) above if all outstanding shares of Series F are being redeemed with the proceeds from the sale of the stock to be authorized.
(f)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series F (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws, applicable law and any national securities exchange or other trading facility on which the Series F may be listed or traded at the time.

Section 8.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series F as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
Section 9.    Notices. All notices or communications in respect of the Series F will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if the shares of Series F or any depositary shares representing interests in the Series F are issued in book-entry form through DTC or any other similar facility if given to the holders of Series F at such time in any manner permitted by such facility, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Amended and Restated Bylaws or by applicable law.
Section 10.    Other Rights. The shares of Series F will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation. The holders of Series F shall not have any preemptive rights or conversion rights.
Section 11.    Certificates. The Corporation may at its option issue shares of Series F without certificates. If DTC or its nominee is the registered owner of the Series F, the following provisions of this Section 11 shall apply. If and as long as DTC or its nominee is the registered owner of the Series F, DTC or its nominee, as the case may be, shall be considered the sole owner and holder of all shares of Series F for all purposes under the instruments governing the rights and obligations of holders of shares of Series F. If DTC discontinues providing its services as securities depositary with respect to the shares of Series F, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Corporation shall either print and deliver certificates for the shares of Series F or provide for the direct registration of the Series F with the Transfer Agent. If the Corporation decides to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary), the Corporation shall print certificates for the shares of Series F and deliver such certificates to DTC or shall provide for the direct registration of the Series F with the Transfer Agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series F:
a)    shall not be entitled to have such Series F registered in their names;
b)    shall not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series F; and
c)    shall not be considered to be owners or holders of the shares of Series F for any purpose under the instruments governing the rights and obligations of holders of shares of Series F.

Section 12.    Restatement of Certificate. On any restatement of the Certificate of Incorporation of the Corporation, Section 1 through Section 11 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading “5.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F” and this Section 12 may be omitted. If the Board of Directors so determines, the numbering of Section 1 through Section 11 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Deputy General Counsel and Secretary, this 1st day of June, 2020.

CITIZENS FINANCIAL GROUP, INC.
By:	/s/ Robin S. Elkowitz
Name: Robin S. Elkowitz
Title: Executive Vice President, Deputy General Counsel and Secretary

EXHIBIT E
CERTIFICATE OF DESIGNATIONS
OF
4.000% FIXED-RATE RESET NON-CUMULATIVE
PERPETUAL PREFERRED STOCK,
SERIES G
OF
CITIZENS FINANCIAL GROUP, INC.
Pursuant to Section 151 of the
Delaware General Corporation Law

Citizens Financial Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
In accordance with the resolutions of the Board of Directors of the Corporation (the “Board of Directors”) adopted on April 3, 2020, the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and applicable law, a Pricing Committee of the Board of Directors, by unanimous written consent dated June 3, 2021, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “4.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series G”:
“RESOLVED, that pursuant to the resolutions of the Board of Directors on April 3, 2020, the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the Pricing Committee hereby establishes a series of Preferred Stock, par value $25.00 per share, of the Corporation and fixes and determines the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preference thereof as follows:
Section 1.    Designation. The distinctive serial designation of such series is “4.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series G” (“Series G”). Each share of Series G shall be identical in all respects to every other share of Series G, except that shares of Series G issued after the first date on which any share of Series G is issued and outstanding (the “Original Issue Date”) may only be issued on a Dividend Payment Date, and shall accrue dividends from the date they are issued.
Section 2.    Number of Authorized Shares. The number of authorized shares of Series G shall initially be 300,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series G then outstanding) by the Board of Directors. Shares of Series G that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series G.
Section 3.    Definitions. As used herein with respect to Series G:
(a)    “Adjustments” has the meaning set forth in the definition of Five-year U.S. Treasury Rate.
(b)    “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.
(c)    “Benchmark Substitution Event” has the meaning set forth in the definition of Five-year U.S. Treasury Rate.
(d)    “Board of Directors” has the meaning set forth in the Preamble.
(e)    “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
(f)    “Calculation Agent” means such bank or other entity as may be appointed by the Corporation to act as calculation agent for the Series G from time to time. The Calculation Agent may be the Corporation or any entity affiliated with the Corporation.
(g)    “Certificate of Designations” means this Certificate of Designations relating to the Series G, as it may be amended or supplemented from time to time.
(h)    “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
(i)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(j)    “Corporation” has the meaning set forth in the Preamble.
(k)    “Designee” has the meaning set forth in the definition of Five-year U.S. Treasury Rate.
(l)    “Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series G in the payment of current dividends,

including the Series A, the Series B, the Series C, the Series D, the Series E and the Series F.
(m)    “Dividend Payment Date” has the meaning set forth in Section 4(a).
(n)    “Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on and include the Original Issue Date of the Series G) and continuing to but not including the next succeeding Dividend Payment Date.
(o)    “Dividend Reset Date” means the First Dividend Reset Date and each date falling on the fifth anniversary of the preceding Dividend Reset Date. Dividend Reset Dates, including the First Dividend Reset Date, will not be adjusted for Business Days.
(p)    “Dividend Reset Period” means the period from and including the First Dividend Reset Date to, but excluding, the next following Dividend Reset Date and thereafter each period from and including each Dividend Reset Date to, but excluding, the next following Dividend Reset Date.
(q)    “DTC” means The Depository Trust Company.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)    “First Dividend Reset Date” means October 6, 2026.
(t)    “Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing (or, if fewer than five Business Days appear, such number of Business Days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 as of 5:00 p.m. (Eastern Time) (the “Initial Base Rate”) or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the Dividend Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturing as close as possible to, but later than, the Dividend Reset Date following the next succeeding Reset Dividend Determination Date, in each case for the five Business Days appearing (or, if fewer than five Business Days appear, such number of Business Days appearing) in the H.15 as of 5:00 p.m. (Eastern Time).

Notwithstanding the foregoing, if the Corporation, in its sole discretion, determines on or prior to the relevant Reset Dividend Determination Date that the Five-year U.S. Treasury Rate cannot be determined in the manner then applicable for such rate (which, as of the date of original issuance of the Series G, is pursuant to the methods described in clauses (i) or (ii) above) (a “Benchmark Substitution Event”), the Corporation may, in its sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the Series G, or any depositary shares representing interests in the Series G, or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the date of original issuance of the Series G, is the Initial Base Rate). If the Designee determines that there is such an industry-accepted successor rate, then the “Five-year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may then determine and adjust the Business Day convention, the definition of Business Day and the Reset Dividend Determination Date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the date of original issuance of the Series G, is the Initial Base Rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If the Corporation, in its sole discretion, does not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Dividend Determination Date or, if this sentence is applicable with respect to the first Reset Dividend Determination Date, 0.785%.
The Five-year U.S. Treasury Rate will be determined by the Calculation Agent on the Reset Dividend Determination Date.
(u)    “H.15” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System or any successor.
(v)    “Initial Base Rate” has the meaning set forth in the definition of Five-year U.S. Treasury Rate.
(w)    “Junior Stock” means any class or series of stock of the Corporation (including the Common Stock) that ranks junior to the Series G in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of the Corporation.
(x)    “Junior Stock Sinking Fund Payment” has the meaning set forth in Section 4(e).
(y)    “Liquidation Preference” has the meaning set forth in Section 5.
(z)    “Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series G in the distribution of assets on liquidation, dissolution or winding up of the Corporation, including the Series A, the Series B, the Series C, the Series D, the Series E and the Series F.

(aa)    “Nonpayment” has the meaning set forth in Section 7(b).
(bb)    “Original Issue Date” has the meaning set forth in Section 1.
(cc)    “Preferred Stock Directors” has the meaning set forth in Section 7(b).
(dd)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series G, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series G, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series G, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of $1,000 per share of Series G then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series G is outstanding.
(ee)    “Reset Dividend Determination Date” means, in respect of any Dividend Reset Period, the day falling two Business Days prior to the beginning of such Dividend Reset Period.
(ff)    “Series A” means the Corporation’s 5.500% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A.
(gg)    “Series B” means the Corporation’s 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B.
(hh)    “Series C” means the Corporation’s 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C.
(ii)    “Series D” means the Corporation’s 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D.
(jj)    “Series E” means the Corporation’s 5.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series E.
(kk)    “Series F” means the Corporation’s 5.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F.

(ll)    “Series G” has the meaning set forth in Section 1.
(mm)    “Stated Amount” means, in respect of Series G, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).
(nn)    “Transfer Agent” means the transfer agent with respect to the Series G, which shall be Computershare Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.
(oo)    “Voting Preferred Stock” means any other class or series of preferred stock of the Corporation ranking equally with the Series G as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable, including the Series A, the Series B, the Series C, the Series D, the Series E and Series F. Whether a plurality, majority or other portion of the shares of Series G and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the Stated Amounts of the shares voted.
Section 4.    Dividends.
(a)    Rate. Holders of Series G shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), but only out of funds legally available therefor, quarterly, in arrears, on January 6, April 6, July 6 and October 6 of each year, beginning on October 6, 2021, non-cumulative cash dividends as follows:
(i)    from the date of original issue to, but excluding, the First Dividend Reset Date, at an annual rate of 4.000% of the Stated Amount per share; and
(ii)    from and including the First Dividend Reset Date, for each Dividend Reset Period, at an annual rate equal to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date, plus 3.215%, of the Stated Amount per share.
Each date on which dividends are payable pursuant to the foregoing clauses (i) and (ii) is a “Dividend Payment Date”, and dividends for each Dividend Payment Date are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, in each case to holders of record on the 15th calendar day before such Dividend Payment Date or such other record date not more than 30 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series G.
(b)    Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the shares of Series G, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of Series G).
(c)    Dividend Computation. The amount of the dividend per share of Series G for each Dividend Period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
(d)    Dividends Non-cumulative. Dividends on shares of Series G shall not be cumulative. Holders of Series G shall not be entitled to receive any dividends not declared by the Board of Directors (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Holders of the Series G shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series G as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).
(e)    Records and Facts Ascertainable. The applicable dividend rate for each Dividend Reset Period will be determined by the Calculation Agent, as of the applicable Reset Dividend Determination Date. The Calculation Agent’s determination of any dividend rate and its calculation of the amount of dividends for any Dividend Period during a Dividend Reset Period, and a record maintained by the Corporation of any Benchmark Substitution Event and any Adjustments, will be maintained on file at the Corporation’s principal offices and will be available to any stockholder upon request and will be final and binding in the absence of manifest error. For the avoidance of doubt, any determination by the Corporation or a Designee pursuant to the second paragraph of the definition of Five-year Treasury Rate (including, without limitation, with respect to any Benchmark Substitution Event or any Adjustments) shall not be subject to the vote or consent of the holders of the Series G.
(f)    Priority of Dividends and Redemption and Repurchase of Junior Stock. So long as any share of Series G remains outstanding, unless dividends on all outstanding shares of Series G for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any Junior Stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of Junior Stock (a “Junior Stock Sinking Fund Payment”), and (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:

(i)    any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock as a result of (x) a reclassification of Junior Stock for or into other Junior Stock, (y) the exchange or conversion of one share of Junior Stock for or into other Junior Stock or another share of Junior Stock or (z) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;
(ii)    any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(iii)    repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (y) a dividend reinvestment or stockholder stock purchase plan;
(iv)    any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or
(v)    any dividend paid on Junior Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock.
This subsection (f) shall not restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.
If the Board of Directors (or a duly authorized committee of the Board of Directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Series G, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series G or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series G and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series G and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series G or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph the Board of Directors (or a duly authorized committee of the Board of Directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series G for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series G.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any funds legally available therefor, and the shares of Series G shall not be entitled to participate in any such dividend.
Section 5.    Liquidation Rights.
(a)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series G will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without regard to any undeclared dividends) (the “Liquidation Preference”).
(b)    Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series G and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series G and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series G and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series G means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.
(c)    Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series G and all holders of any Liquidation Preference Parity Stock,

the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series G receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption. The Series G is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series G (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the Dividend Payment Date on October 6, 2026 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a cash redemption price equal to the Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. The redemption price for any shares of Series G shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series G are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series G without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.
(b)    No Sinking Fund. The Series G will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series G will have no right to require redemption of any shares of Series G.
(c)    Notice of Redemption. Notice of every redemption of shares of Series G shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series G designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G. Notwithstanding the foregoing, if the shares of Series G or any depositary shares representing interests in the Series G are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series G at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series G to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on such shares will cease to accrue on the redemption date.
(d)    Partial Redemption. In case of any redemption of only part of the shares of Series G at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series G in proportion to the number of shares of Series G held by such holders, by lot or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board of Directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series G shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series G and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
(e)    Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series G are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and thereafter the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7.    Voting Rights.
(a)    General. The holders of Series G will have no voting rights except as set forth below or as otherwise from to time required by law.
(b)    Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of the Series G, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of three semi-annual or six full quarterly Dividend Payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board Of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series G or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series G or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. These voting rights will continue until dividends on the shares of the Series G and any such series of Voting Preferred Stock for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following the Nonpayment shall have been fully paid.
If and when dividends for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment have been paid in full on the Series G and any other class or series of Voting Preferred Stock, the holders of the Series G and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series G together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series G and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series G or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
(c)    Other Voting Rights. So long as any shares of Series G are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of Series G at the time outstanding, voting together as a single class with any other series of Preferred Stock entitled to vote thereon, to the exclusion of all other series of Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
(i)    Amendment of Certificate of Incorporation, Amended and Restated Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation, the Amended and Restated Bylaws, or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series G so as to affect them adversely; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series G in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series G;
(ii)    Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series G in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or
(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series G or (y) a merger or consolidation of the Corporation with another entity (whether or not a corporation), unless in each case (A) the shares of Series G remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series G are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series G immediately prior to such consummation, taken as a whole.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in (i) through (iii) above would adversely affect one or more but not all series of Voting Preferred Stock (including the Series G for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.
(d)    Changes Permitted without Consent. Without the consent of the holders of the Series G, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series G, the Corporation may amend, alter, supplement or repeal any terms of the Series G:
(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series G that may be defective or inconsistent; or
(ii)    to make any provision with respect to matters or questions arising with respect to the Series G that is not inconsistent with the provisions of this Certificate of Designations, including, without limitation, to reflect any Adjustments following a Benchmark Substitution Event.
(e)    Changes after Provision for Redemption. No vote or consent of the holders of Series G will be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Sections, all outstanding shares of Series G shall have been redeemed, or shall have been called for redemption on proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series G to effect such redemption, in each case pursuant to Section 6 above, unless in the case of a vote or consent required pursuant to clause (ii) of Section 7(c) above if all outstanding shares of Series G are being redeemed with the proceeds from the sale of the stock to be authorized.
(f)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series G (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws, applicable law and any national securities exchange or other trading facility on which the Series G may be listed or traded at the time.
Section 8.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series G as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
Section 9.    Notices. All notices or communications in respect of the Series G will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if the shares of Series G or any depositary shares representing interests in the Series G are issued in book-entry form through DTC or any other similar facility if given to the holders of Series G at such time in any manner permitted by such facility, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Amended and Restated Bylaws or by applicable law.
Section 10.    Other Rights. The shares of Series G will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation. The holders of Series G shall not have any preemptive rights or conversion rights.
Section 11.    Certificates. The Corporation may at its option issue shares of Series G without certificates. If DTC or its nominee is the registered owner of the Series G, the following provisions of this Section 11 shall apply. If and as long as DTC or its nominee is the registered owner of the Series G, DTC or its nominee, as the case may be, shall be considered the sole owner and holder of all shares of Series G for all purposes under the instruments governing the rights and obligations of holders of shares of Series G. If DTC discontinues providing its services as securities depositary with respect to the shares of Series G, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Corporation shall either print and deliver certificates for the shares of Series G or provide for the direct registration of the Series G with the Transfer Agent. If the Corporation decides to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary), the Corporation shall print certificates for the shares of Series G and deliver such certificates to DTC or shall provide for the direct registration of the Series G with the Transfer Agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series G:
a)    shall not be entitled to have such Series G registered in their names;

b)    shall not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series G; and
c)    shall not be considered to be owners or holders of the shares of Series G for any purpose under the instruments governing the rights and obligations of holders of shares of Series G.
Section 12.    Restatement of Certificate. On any restatement of the Certificate of Incorporation of the Corporation, Section 1 through Section 11 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading “4.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series G” and this Section 12 may be omitted. If the Board of Directors so determines, the numbering of Section 1 through Section 11 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Deputy General Counsel and Secretary, this 8th day of June, 2021.

CITIZENS FINANCIAL GROUP, INC.
By:	/s/ Robin S. Elkowitz
Name: Robin S. Elkowitz
Title: Executive Vice President, Deputy General Counsel and Secretary

EXHIBIT F

CERTIFICATE OF DESIGNATIONS
OF
7.375% FIXED-RATE NON-CUMULATIVE
PERPETUAL PREFERRED STOCK,
SERIES H
OF
CITIZENS FINANCIAL GROUP, INC.
Pursuant to Section 151 of the
Delaware General Corporation Law

Citizens Financial Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
In accordance with the resolutions of the Board of Directors of the Corporation (the “Board of Directors”) adopted on May 13, 2024 by unanimous written consent, the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and applicable law, a Pricing Committee of the Board of Directors, at a meeting duly called and held on May 16, 2024, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “7.375% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series H”:
“RESOLVED, that pursuant to the resolutions of the Board of Directors on May 13, 2024, the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the Pricing Committee hereby establishes a series of Preferred Stock, par value $25.00 per share, of the Corporation and fixes and determines the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preference thereof as follows:
Section 1.     Designation. The distinctive serial designation of such series is “7.375% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series H” (“Series H”). Each share of Series H shall be identical in all respects to every other share of Series H, except that shares of Series H issued after the first date on which any share of Series H is issued and outstanding (the “Original Issue Date”) may only be issued on a Dividend Payment Date and shall accrue dividends from the date they are issued.
Section 2.     Number of Authorized Shares. The number of authorized shares of Series H shall initially be 400,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series H then outstanding) by the Board of Directors. Shares of Series H that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series H.
Section 3.    Definitions. As used herein with respect to Series H:
(a)“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.
(b)“Board of Directors” has the meaning set forth in the Preamble.
(c)“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
(d)“Certificate of Designations” means this Certificate of Designations relating to the Series H, as it may be amended or supplemented from time to time.
(e)“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
(f)“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(g)“Corporation” has the meaning set forth in the Preamble.
(h)“Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series H in the payment of current dividends, including the Series B, the Series C, the Series D, the Series E, the Series F and the Series G.
(i)“Dividend Payment Date” has the meaning set forth in Section 4(a).
(j)“Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on and include the Original Issue Date of the Series E) and continuing to but not including the next succeeding Dividend Payment Date.
(k)“DTC” means The Depository Trust Company.
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)“Junior Stock” means any class or series of stock of the Corporation (including the Common Stock) that ranks junior to the Series H in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of the Corporation.
(n)“Junior Stock Sinking Fund Payment” has the meaning set forth in Section 4(e).
(o)“Liquidation Preference” has the meaning set forth in Section 5.
(p)“Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series H in the distribution of assets on liquidation, dissolution or winding up of the Corporation, including the Series B, the Series C, the Series D, the Series E, the Series F and the Series G.
(q)“Nonpayment” has the meaning set forth in Section 7(b).
(r)“Original Issue Date” has the meaning set forth in Section 1.
(s)“Preferred Stock Directors” has the meaning set forth in Section 7(b).
(t)“Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series H, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series H, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series H, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of $1,000 per share of Series H then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series H is outstanding.
(u)“Series B” means the Corporation’s 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B.
(v)“Series C” means the Corporation’s 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C.

(w)“Series D” means the Corporation’s 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D.
(x)“Series E” means the Corporation’s 5.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series E.
(y)“Series F” means the Corporation’s 5.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F.
(z)“Series G” means the Corporation’s 4.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series G.
(aa)“Series H” has the meaning set forth in Section 1.
(bb) “Stated Amount” means, in respect of Series H, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).
(cc) “Transfer Agent” means the transfer agent with respect to the Series H, which shall be Computershare Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.
(dd) “Voting Preferred Stock” means any other class or series of preferred stock of the Corporation ranking equally with the Series H as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable, including the Series B, the Series C, the Series D, the Series E, the Series F and the Series G. Whether a plurality, majority or other portion of the shares of Series H and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the Stated Amounts of the shares voted.
Section 4.    Dividends.
(a)Rate. Holders of Series H shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), but only out of funds legally available therefor, non-cumulative cash dividends at an annual rate of 7.375% of the Stated Amount per share, payable quarterly, in arrears, on January 6, April 6, July 6 and October 6 of each year, beginning on October 6, 2024.
Each date on which dividends are payable pursuant to the foregoing is a “Dividend Payment Date”, and dividends for each Dividend Payment Date are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective

Dividend Payment Date, in each case to holders of record on the 15th calendar day before such Dividend Payment Date or such other record date not more than 30 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series H.
(b)Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the shares of Series H, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of Series H).
(c)Dividend Computation. The amount of the dividend per share of Series H for each Dividend Period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
(d)Dividends Non-cumulative. Dividends on shares of Series H shall not be cumulative. Holders of Series H shall not be entitled to receive any dividends not declared by the Board of Directors (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Holders of the Series H shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series H as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).
(e)Priority of Dividends and Redemption and Repurchase of Junior Stock. So long as any share of Series H remains outstanding, unless dividends on all outstanding shares of Series H for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any Junior Stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of Junior Stock (a “Junior Stock Sinking Fund Payment”), and (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:
(i)any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock as a result of (x) a reclassification of Junior Stock for or into other Junior Stock, (y) the exchange or conversion of one share of Junior Stock for or into other Junior Stock or another share of Junior Stock or (z) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

(ii)any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(iii)repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (y) a dividend reinvestment or stockholder stock purchase plan;
(iv)any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or
(v)any dividend paid on Junior Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock.
This subsection (e) shall not restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.
If the Board of Directors (or a duly authorized committee of the Board of Directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Series H, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series H or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series H and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series H and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series H or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph the Board of Directors (or a duly authorized committee of the Board of Directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series H for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series H.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any funds legally available therefor, and the shares of Series H shall not be entitled to participate in any such dividend.
Section 5.     Liquidation Rights.
(a)Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series H will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without regard to any undeclared dividends) (the “Liquidation Preference”).
(b)Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series H and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series H and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series H and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series H means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.
(c)Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series H and all holders of any Liquidation Preference Parity Stock, the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series H receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 6.     Redemption
(a)Optional Redemption. The Series H is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series H (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the Dividend Payment Date on July 6, 2029 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a cash redemption price equal to the Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. The redemption price for any shares of Series H shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series H are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series H without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.
(b)No Sinking Fund. The Series H will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series H will have no right to require redemption of any shares of Series H.
(c)Notice of Redemption. Notice of every redemption of shares of Series H shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series H designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series H. Notwithstanding the foregoing, if the shares of Series H or any depositary shares representing interests in the Series H are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series H at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series H to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on such shares will cease to accrue on the redemption date.

(d)Partial Redemption. In case of any redemption of only part of the shares of Series H at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series H in proportion to the number of shares of Series H held by such holders or by lot. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board of Directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series H shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series H and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
(e)Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series H are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and thereafter the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7.    Voting Rights.
(a)General. The holders of Series H will have no voting rights except as set forth below or as otherwise from to time required by law.
(b)Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of the Series H, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of three semi-annual or six full quarterly Dividend Payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board Of Directors shall at no time include more than two Preferred

Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series H or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series H or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. These voting rights will continue until dividends on the shares of the Series H and any such series of Voting Preferred Stock for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following the Nonpayment shall have been fully paid.
If and when dividends for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment have been paid in full on the Series H and any other class or series of Voting Preferred Stock, the holders of the Series H and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series H together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series H and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series H or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
(c)Other Voting Rights. So long as any shares of Series H are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of Series H at the time outstanding, voting together as a single class with any other series of Preferred Stock entitled to vote thereon, to the exclusion of all other series of Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
(i)Amendment of Certificate of Incorporation, Amended and Restated Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation, the Amended and Restated Bylaws, or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series H so as to affect them adversely; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series H in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series H;
(ii)Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series H in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or
(iii)Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series H or (y) a merger or consolidation of the Corporation with another entity (whether or not a corporation), unless in each case (A) the shares of Series H remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series H are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series H immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in (i) through (iii) above would adversely affect one or more but not all series of Voting Preferred Stock (including the Series H for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.
(d)Changes Permitted without Consent. Without the consent of the holders of the Series H, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series H, the Corporation may amend, alter, supplement or repeal any terms of the Series H:
(i)to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series H that may be defective or inconsistent; or
(ii)to make any provision with respect to matters or questions arising with respect to the Series H that is not inconsistent with the provisions of this Certificate of Designations.
(e)Changes after Provision for Redemption. No vote or consent of the holders of Series H will be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Sections, all outstanding shares of Series H shall have been redeemed, or shall have been called for redemption on proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series H to effect such redemption, in each case pursuant to Section 6 above, unless in the case of a vote or consent required pursuant to clause (ii) of Section 7(c) above if all outstanding shares of Series H are being redeemed with the proceeds from the sale of the stock to be authorized.
(f)Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series H (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws, applicable law and any national securities exchange or other trading facility on which the Series H may be listed or traded at the time.
Section 8.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of

Series H as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
Section 9.    Notices. All notices or communications in respect of the Series H will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if the shares of Series H or any depositary shares representing interests in the Series H are issued in book-entry form through DTC or any other similar facility if given to the holders of Series H at such time in any manner permitted by such facility, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Amended and Restated Bylaws or by applicable law.
Section 10.    Other Rights. The shares of Series H will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation. The holders of Series H shall not have any preemptive rights or conversion rights.
Section 11.    Certificates. The Corporation may at its option issue shares of Series H without certificates. If DTC or its nominee is the registered owner of the Series H, the following provisions of this Section 11 shall apply. If and as long as DTC or its nominee is the registered owner of the Series H, DTC or its nominee, as the case may be, shall be considered the sole owner and holder of all shares of Series H for all purposes under the instruments governing the rights and obligations of holders of shares of Series H. If DTC discontinues providing its services as securities depositary with respect to the shares of Series H, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Corporation shall either print and deliver certificates for the shares of Series H or provide for the direct registration of the Series H with the Transfer Agent. If the Corporation decides to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary), the Corporation shall print certificates for the shares of Series H and deliver such certificates to DTC or shall provide for the direct registration of the Series H with the Transfer Agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series H:
(a)shall not be entitled to have such Series H registered in their names;
(b)shall not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series H; and
(c)shall not be considered to be owners or holders of the shares of Series H for any purpose under the instruments governing the rights and obligations of holders of shares of Series H.
Section 12.    Restatement of Certificate. On any restatement of the Certificate of Incorporation of the Corporation, Section 1 through Section 11 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading “7.375% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series H” and this Section 12 may be omitted. If the

Board of Directors so determines, the numbering of Section 1 through Section 11 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Deputy General Counsel and Secretary, this 17th day of May, 2024.

CITIZENS FINANCIAL GROUP, INC.
By:	/s/ Robin S. Elkowitz
Name: Robin S. Elkowitz
Title: Executive Vice President, Deputy General Counsel and Secretary

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